                                 EXHIBIT 12(a)
                             J.P. MORGAN CHASE & CO.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                                  SIX MONTHS ENDED
                                                                                     JUNE 30, 2001
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before income taxes and effect of accounting change                             $   2,465
                                                                                       ---------

Fixed charges:
     Interest expense                                                                      7,692
     One-third of rents, net of income from subleases (a)                                    115
                                                                                       ---------
Total fixed charges                                                                        7,807
                                                                                       ---------

Less:  Equity in undistributed income of affiliates                                          (61)
                                                                                       ---------

Earnings before taxes, effect of accounting change and fixed charges,
  excluding capitalized interest                                                       $  10,211
                                                                                       =========

Fixed charges, as above                                                                $   7,807
                                                                                       =========

Ratio of earnings to fixed charges                                                          1.31
                                                                                       =========

INCLUDING INTEREST ON DEPOSITS
------------------------------
Fixed charges, as above                                                                $   7,807

Add:  Interest on deposits                                                                 4,758
                                                                                       ---------

Total fixed charges and interest on deposits                                           $  12,565
                                                                                       =========

Earnings before taxes, effect of accounting change and fixed charges,
excluding capitalized interest, as above                                               $  10,211

Add:  Interest on deposits                                                                 4,758
                                                                                       ---------

Total earnings before taxes, effect of accounting change,
  fixed charges and interest on deposits                                               $  14,969
                                                                                       =========

Ratio of earnings to fixed charges                                                          1.19
                                                                                       =========


--------------------------------------------------------------------------------
(a) The proportion deemed representative of the interest factor.
--------------------------------------------------------------------------------




                                      -58-